Exhibit 4.6

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of October 9, 2009, and entered into by and between Bank of America, N.A., in its capacity as agent under the ABL Credit Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), and U.S. Bank National Association, as Trustee (the “Trustee”), not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Indenture and (as the case may be) as collateral agent for and representative hereunder of the holders of the Additional Pari Passu Notes Obligations, including in each case its successors and assigns from time to time (in such capacities, the “Notes Agent”) and is acknowledged by Tops Holding Corporation, a Delaware corporation (the “Company”), Tops Markets, LLC, a New York limited liability company (“Tops Markets” and, together with the Company, the “Issuers”) and the subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, each a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”).  Capitalized terms used in this Agreement have the meanings assigned to them in Article 1.

RECITALS

The Issuers, the Company Subsidiaries, the ABL Lenders, and the Initial ABL Agent have entered into that certain senior secured asset based revolving credit facility, dated as of October 9, 2009 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Initial ABL Credit Agreement”);

The Issuers have issued, or will issue 10 1/8% senior secured notes due 2015 in a principal amount of $275,000,000 (the “Initial Notes”) under an indenture, dated as of October 9, 2009 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Indenture”) among the Issuers, each Company Subsidiary, the Trustee and Notes Agent;

The Issuers may from time to time following the date hereof issue Additional Pari Passu Notes Obligations to the extent permitted by the ABL Credit Agreement and the Indenture; and

In order to induce the ABL Agent and the ABL Lenders to consent to the Grantors incurring the Note Obligations and granting the Liens to the Notes Agent and in order to induce the Notes Agent and the Noteholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, on behalf of the ABL Lenders, and the Notes Agent, on behalf of the Noteholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.
DEFINITIONS.

1.1.         Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Credit Agreement and the Bank Product Providers.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.

“ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement.  Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement and the “Loan Documents” (as defined in the ABL Credit Agreement), including Bank Products, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Credit Agreement or any Bank Products, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents, including any Bank Products.  “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:

(a)           all Accounts, other than Accounts which constitute identifiable Proceeds which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(b)           all Chattel Paper, other than Chattel Paper which constitutes identifiable Proceeds of Notes Priority Collateral;

(c)           all (x) Deposit Accounts (other than the Notes Collateral Account and Notes Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein (other than the Notes Collateral Account and Notes Trust Monies), and (y) Securities Accounts and Security Entitlements and securities credited thereto (other than the Notes Collateral Account and Notes Trust Monies), and, in each case, all cash, checks and other property held therein or credited thereto;

(d)           all Inventory;

(e)           all Prescription Lists;

(f)            to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (a) through (e) of this definition, all Documents, General Intangibles (other than Intellectual Property except as set forth in clause (e) above), Instruments (including promissory notes) and Commercial Tort Claims;

(g)           to the extent relating to any of the items referred to in the preceding clauses (a) through (f) above, all Supporting Obligations and Letter of Credit Rights;

(h)           all books and records relating to the items referred to in the preceding clauses (a) through (g) above (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (g)); and

(i)            subject to Section 3.5, all Proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts constituting Proceeds of the foregoing.

“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent with the written notice of its election to request access pursuant to Section 3.3(b) and (b) the fifth Business Day after the Notes Agent provides the ABL Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such parcel and ends on the earliest of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, and (ii) the termination of such Enforcement Period.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all now present and future “accounts” (as defined in Article 9 of the UCC).

“Additional Pari Passu Notes Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Notes Obligations pursuant to any Additional Pari Passu Notes Agreement, it being understood and agreed that no Additional Pari Passu Notes Agent (if other than the Notes Agent) shall hold any Lien on Collateral.

“Additional Pari Passu Notes Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Notes Obligations are incurred.

“Additional Pari Passu Notes Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the ABL Credit Agreement to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Note Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Notes Agent, for the holders of such Indebtedness has executed a joinder agreement to the Note Security Agreement in the form attached thereto (or other form reasonably satisfactory to the Notes Agent) agreeing on behalf of itself and such holders to (i) be bound by the terms of this

Agreement applicable to them, (ii) appoint the Notes Agent to act as their collateral agent and representative hereunder and (iii) agree to be bound by the pari passu intercreditor provisions contained in the Note Security Documents entered into in connection with the Indenture (which provisions are binding on the Note Claimholders only).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Agent and the Notes Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bank Product Debt” means Indebtedness and other Obligations relating to Bank Products.

“Bank Product Provider” shall mean any ABL Lender or Affiliate of an ABL Lender that provides any Bank Products to any Grantor.

“Bank Products” means “Bank Products” and “Cash Management Services” as each such term is defined in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day that is a “Business Day” under both the Indenture and the ABL Credit Agreement.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Note Claimholder or ABL Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Notes Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means:

(a)           payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (e) below and other than ABL Obligations constituting Bank Product Debt except as provided in clause (d) below);

(b)           termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;

(c)           termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement;

(d)           the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) for any ABL Obligations constituting Bank Product Debt (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such Bank Product Debt); and

(e)           the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the ABL Agent).

“Discharge of Note Obligations” means payment in full in cash of all Note Obligations, satisfaction and discharge of the Indenture and any Additional Pari Passu Notes Agreement or legal or covenant defeasance of the Indenture and any Additional Pari Passu Notes Agreement (other than obligations that expressly survive such satisfaction and discharge or legal or covenant defeasance).

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC.

“Enforcement” means, collectively or individually for one or both of the ABL Agent and the Notes Agent, when an ABL Default or Note Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Going Out of Business Sale with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Note Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following an ABL Default or a Note Default, as applicable, in connection with which the ABL Agent or the Notes Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent or any “cash dominion event” or mandatory prepayment event under the ABL Loan Documents), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Notes Obligations or the ABL Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Note Default has occurred and is continuing, by either the ABL Agent or the Notes Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the Note Obligations, as applicable, and requesting the current balance of the ABL Obligations or Note Obligations, as applicable, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Notes Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Notes Agent, the Discharge of Note Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) the ABL Agent or the Notes Agent (as applicable) agreeing in writing to terminate the Enforcement Period, or (d) the date on which the ABL Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the Notes Agent, as applicable, or waived in writing.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC).

“Going Out of Business Sale” means, following the occurrence and during the continuance of any ABL Default, any sale or liquidation of the ABL Priority Collateral consented to by the ABL Agent for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Issuers, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document or a Note Security Document as a grantor of a security interest (or the equivalent thereof).

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Credit Agreement or the Indenture, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Notes” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

“Insolvency or Liquidation Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)           any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, in each case, except as permitted under the ABL Credit Agreement, the Indenture and any Additional Pari Passu Notes Agreement;

(c)           any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d)           any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e)           any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world:  (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists (other than Prescription Lists), supplier lists, pricing and cost information (other than related to Prescription Lists), business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory, as defined in Article 9 of the UCC.

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock held by each of the Issuers and the Company Subsidiaries.

“Issuers”  has the meaning assigned to that term in the Preamble to this Agreement.

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease (as defined in the ABL Credit Agreement) having substantially the same economic effect as any of the foregoing).

“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Note Mortgage and/or an ABL Mortgage.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of ABL Claimholders and Note Claimholders.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders, each Additional Pari Passu Notes Agent and the Notes Agent.

“Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.

“Note Default” means an “Event of Default” as defined in the Indenture or in any Additional Pari Passu Notes Agreement.

“Note Documents” means the Indenture, the Notes, each Additional Pari Passu Notes Agreement, the Note Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Noteholders” means the “Holders” as defined in the Indenture and any holders of Additional Pari Passu Notes Obligations.

“Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents, and all Additional Pari Passu Notes Obligations.  “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document or Additional Pari Passu Notes Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Note Security Agreement” means the Security Agreement, dated as of October 9, 2009, by and among the Issuers, the Company Subsidiaries, the Trustee and the Notes Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed.

“Note Standstill Period” has the meaning set forth in Section 3.1(a)(i).

“Notes” means, collectively, (a) the Initial Notes and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Note, or such agreement or instrument is not a Permitted Refinancing Agreement.  Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Notes Collateral Account” means any deposit account or securities account required to be established pursuant to the Note Documents for purposes of holding Notes Priority Collateral pending application as required under the Note Documents (it being understood that ABL Priority Collateral deposited in the Notes Collateral Account shall continue to be ABL Priority Collateral).

“Notes Priority Collateral” means all now owned or hereafter acquired Note Collateral that constitutes:

(a)           Real Estate Assets;

(b)           Intellectual Property (other than Prescription Lists);

(c)           Notes Trust Monies;

(d)           the Notes Collateral Account;

(e)           Investment Property (except as set forth in clauses (c), (f) and (i) of the definition of ABL Priority Collateral);

(f)            Equipment and Fixtures;

(g)           General Intangibles (other than General Intangibles described in clauses (e), (f), (g) and (i) of the definition of ABL Priority Collateral);

(h)           Supporting Obligations to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;

(i)            contracts, contract rights and other General Intangibles, Commercial Tort Claims, Documents, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;

(j)            books and records relating to the items referred to in the preceding clauses (a) though (i) (including books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (i));

(k)           Accounts which constitute identifiable Proceeds from the sale, license, assignment or other disposition of any of the property described in the foregoing clauses (a) through (k);

(l)            subject to Section 3.5, all other Collateral for the Note Obligations other than ABL Priority Collateral; and

(m)          subject to Section 3.5, all Proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts constituting Proceeds of the foregoing.

“Notes Trust Monies” means Notes Priority Collateral required pursuant to the Note Documents to be deposited into the Notes Collateral Account.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including either Agent), the ABL Claimholders, the Note Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents, the Note Documents or Bank Products, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations”, as defined in the ABL Credit Agreement, and the “Obligations”, as defined in the Indenture, under the Notes and any Additional Pari Passu Notes Agreement.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the ABL Credit Agreement, the Notes or any Additional Pari Passu Notes Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the ABL Credit Agreement, the Notes or any Additional Pari Passu Notes Agreement, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Notes or any Additional Pari Passu Notes Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c) or Section 5.3(d), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Prescription Lists” means any and all lists of customers and their prescription medical history, all pricing and cost information in connection therewith and all books and records pertaining thereto.

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, the Company’s warehouse distribution facility in Lancaster, New York and at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Issuers or any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Parties” means the ABL Claimholders and the Note Claimholders.

“Security” means all present and future “Securities” (as defined in Article 9 of the UCC).

“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Use Period” means, with respect to the Notes Priority Collateral, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent with an Enforcement Notice and (b) the fifth Business Day after the Notes Agent provides the ABL Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such Collateral and ends on the earliest of (i) the 270th day after the date (the “Initial Use Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Notes Priority Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Notes Priority Collateral and (ii) the termination of such Enforcement Period.

1.2.         Terms Generally.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)           any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)           the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)           all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e)           all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f)            the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g)           any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h)           any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i)            in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through or including.”

II.
LIEN PRIORITIES.

2.1.         Relative Priorities.  Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Note Documents, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, hereby agree that:

(a)           any Lien of the ABL Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Note Obligations; and

(b)           any Lien of the Notes Agent on the Notes Priority Collateral securing the Note Obligations, whether such Lien is now or hereafter held by or on behalf of the Notes Agent, any other Note Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any ABL Obligations.

2.2.         Prohibition on Contesting Liens.  Each of the Notes Agent, on behalf of each Note Claimholder, and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the Note Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding):  (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Note Claimholders to secure the payment of the Note Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Note Obligations, including the allowability or priority of the Note Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, or the Notes Agent, on behalf of the Note Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

2.3.         No New Liens.  So long as neither the Discharge of ABL Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Issuers or any other Grantor, the parties hereto agree, subject to Article VI, that the Issuers shall not, and shall not permit any other Grantor to:

(a)           grant or permit any additional Liens on any asset or property to secure any Note Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or

(b)           grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Note Obligations.

To the extent any additional Liens are granted on any asset or property (except as contemplated by Section 2.4) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1.  In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4.         Similar Liens and Agreements.  The parties hereto agree that it is their intention that the ABL Collateral and the Note Collateral be identical except (a) the Notes Collateral shall not include a Lien on securities of the Issuers and the Company Subsidiaries included in the ABL Collateral to the extent a Lien in favor of the Notes Agent thereon would require the filing of financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, and (b) as provided in Article VI and as otherwise provided herein.  In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Note Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Note Documents.

III.
EXERCISE OF REMEDIES; ENFORCEMENT.

3.1.         Restrictions on the Notes Agent and the Note Claimholders.

(a)           Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the other Note Claimholders:

(i)       will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Note Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Notes Agent or any Note Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)) provided, however, that the Notes Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of:  (i) the date on which the Notes Agent declared the existence of a Note Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Note Obligations, and demanded payment thereof and (ii) the date on which the ABL Agent received the Enforcement Notice from the Notes Agent; provided, further, however, that neither the Notes Agent nor any other Note Claimholder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 270-day period, the ABL Agent or the other ABL Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the Notes Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Notes Agent and the other Note Claimholders may not pursuant to this Section 3.1(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Note Standstill Period”);

(ii)      will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;

(iii)     subject to their rights under clause (a)(i) above (and under clause (vi) of Section 3.1(c)), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;

(iv)     except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Notes Agent or the Note Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of the Notes Agent or the Note Claimholders.  Without limiting the generality of the foregoing, the Note Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v)      subject to Section 3.1(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the Note Security Documents or any other Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Note Obligations of the Note Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b)           Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Notes Agent or any Note Claimholder; provided, however, that the Lien securing the Note Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1.  In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c)           Notwithstanding anything to the contrary contained herein, the Notes Agent and any Note Claimholder may:

(i)            file a claim or statement of interest with respect to the Note Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii)           take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Agent or any of the ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii)          file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)          file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;

(v)           vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi)          exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(i); and

(vii)         take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement.”

The Notes Agent, on behalf of the Note Claimholders, agrees that no Note Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a)(i), 6.7 and clause (vi) of Section 3.1(c), the sole right of the Notes Agent and the Note Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Note Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d)          Except as otherwise specifically set forth in Sections 3.1(a), 3.4 and 3.5 and Article VI, the Notes Agent and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the Note Documents and applicable law; provided, however, that in the event that the Notes Agent or any Note Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Note Obligations are subject to this Agreement.

(e)           Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by the Notes Agent or any other Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

3.2.         Restrictions on the ABL Agent and ABL Claimholders.

(a)           Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Agent and the other ABL Claimholders:

(i)            will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the ABL Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of:  (i) the date on which the ABL Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Obligations, and demanded payment thereof and (ii) the date on which the Notes Agent received the Enforcement Notice from the ABL Agent relating to such action; provided, further, however, that neither the ABL Agent nor the other ABL Claimholders shall exercise any remedies with respect to the Notes Priority Collateral if, notwithstanding the expiration of such 270-day period, the Notes Agent or the Notes Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Agent) or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a)(i) exercise any rights or remedies with respect to the Notes Priority Collateral, the “ABL Standstill Period”); provided, finally, however, that the ABL Agent, independent in all respects of the preceding provisos, may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 (with respect to any Access Period or Use Period);

(ii)           will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Notes Agent or any other Note Claimholder relating to the Notes Priority Collateral or any other exercise by the Notes Agent or any other Note Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Notes Priority Collateral, whether under the Note Documents, applicable law, or otherwise subject to the Notes Agent’s and the other Note Claimholders’ obligations under Sections 3.3 and 3.4;

(iii)          subject to Section 3.2(a), will not object to the forbearance by the Notes Agent or the Note Claimholders from bringing or pursuing any Enforcement with respect to the Notes Priority Collateral;

(iv)          subject to Sections 3.2(c), 3.3, 3.4, and 3.5, irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent and ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Notes Agent or the Note Claimholders (a) enforce or collect (or attempt to collect) the Note Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the Note Obligations, regardless of whether any action or failure to act by or on behalf of the Notes Agent or Note Claimholders is adverse to the interest of the ABL Claimholders.  Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v)           subject to Sections 3.2(a) and (c) and Sections 3.3, 3.4, and 3.5, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Agent or the Note

Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Note Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the Notes Agent or any Note Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Note Obligations.

(b)           Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the Note Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Notes Priority Collateral by the respective Grantors after a Note Default) determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder subject to the Notes Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Note Obligations in accordance with the Note Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1.  In exercising rights and remedies with respect to the Notes Priority Collateral, the Notes Agent and the Note Claimholders may enforce the provisions of the Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Notes Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c)           Notwithstanding anything to the contrary contained herein, the ABL Agent and any ABL Claimholder may:

(i)            file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii)           take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral, or the rights of the Notes Agent or any of the Note Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3 and 3.4, not enforce) its Lien on any of the Notes Priority Collateral;

(iii)          file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)          file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v)           vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Notes Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi)          exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by Sections 3.2(a)(i), 3.3, and 3.4; and

(vii)         take any action described in clauses (i) through (viii) of the definition of “Enforcement.”

The ABL Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in its capacity as a creditor in violation of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of Note Obligations has occurred, except as expressly provided in Sections 3.2(a)(i), 3.3, 3.4 and 3.5 and clause (vi) of this Section 3.2(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d)           Except as otherwise specifically set forth in Sections 3.2(a) and 3.5 and Article VI, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Note Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(e)           Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Notes Agent or the Note Claimholders may have against the Grantors under the Note Documents.

3.3.         Collateral Access Rights.

(a)           The ABL Agent and the Notes Agent agree not to commence Enforcement or Going Out of Business Sale until an Enforcement Notice has been given to the other Agent.  Subject to the provisions of Sections 3.1 and 3.2, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other ABL Claimholders or the other Note Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.1 and Section 2.2.

(b)           If the Notes Agent, or any agent or representative of the Notes Agent, or any receiver, shall, after any Note Default, obtain possession or physical control of any of the Mortgaged Premises, the Notes Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten (10) Business Days thereafter, notify the Notes Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement.  In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Notes Priority Collateral located on any premises other than a Mortgaged Premises or control over any intangible Notes Priority Collateral, following the delivery to the Note Agent of an Enforcement Notice, then the ABL Agent shall promptly notify the Note Agent in writing that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance.  Upon delivery of such notice by the ABL Agent to the Notes Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights.  Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c)           During any pertinent Access Period, the ABL Agent and the Issuers and their Subsidiaries, with the consent of the ABL Agent in connection with a Going Out of Business Sale, and their agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale or a “store closing”, Going Out of Business Sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the Notes Agent or any Note Claimholder or liability to the Notes Agent or any Note Claimholder.  During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral.  The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral.  The ABL Agent and the ABL Claimholders shall reimburse the Notes Agent and the Note Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom.  In no event shall the ABL Claimholders or the ABL Agent have any liability to the Note Claimholders and/or to the Notes Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Agent) of its rights under this Agreement.  The ABL Agent and the Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Notes Agent to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

(d)           Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in the applicable Access Period or Use Period, as the case may be.  The Notes Agent shall not foreclose or otherwise sell or dispose of any of the Notes Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3.  The rights of ABL Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Notes Agent.

(e)           The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4.         Notes Priority Collateral Rights/Access to Information.  For the purposes of enabling the ABL Agent to exercise rights and remedies under this Agreement during the Enforcement Period, the Notes Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees an irrevocable, non-exclusive, royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Notes Priority Collateral) to use all of the Notes Priority Collateral to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the manufacture, packaging, advertising for sale and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory; provided, however, the royalty-free, rent-free license and lease with respect to the applicable Notes Priority Collateral, shall immediately expire upon the end of (1) the Access Period applicable to such Notes Priority Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Notes Priority Collateral not located on any Mortgaged Premises; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

3.5.         Set-Off and Tracing of and Priorities in Proceeds.  The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that, to the extent the Notes Agent or any Note Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1.  The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1.  The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Notes Agent, for itself and on behalf of the Note Claimholders, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the Note Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.  In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Notes Agent and the Note Claimholders each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Notes Agent, of cash or other Proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

IV.
PAYMENTS.

4.1.         Application of Proceeds.

(a)          So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies or other Enforcement or Going Out of Business Sale by either Agent or any ABL Claimholders or Note Claimholders, shall be delivered to the ABL Agent and shall be applied or further distributed by the ABL Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct.  Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Notes Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Notes Agent to the Note Obligations in such order as specified in the Note Security Documents or as a court of competent jurisdiction may otherwise direct.

(b)           So long as the Discharge of Note Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral as a result of the exercise of remedies or other Enforcement by either Agent or any Note Claimholders or ABL Claimholders, shall be delivered to the Notes Agent and shall be applied by the Notes Agent to the Note Obligations in such order as specified in the relevant Note Documents or as a court of competent jurisdiction may otherwise direct.  Upon the Discharge of Note Obligations, the Notes Agent shall deliver to the ABL Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.

4.2.          Payments Over in Violation of Agreement.  So long as neither the Discharge of ABL Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Note Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Note Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Note Claimholders or ABL Claimholders, as applicable.  This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Note Obligations.

4.3.          Application of Payments.  Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Notes Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

4.4.          Revolving Nature of ABL Obligations.  The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

V.
OTHER AGREEMENTS.

5.1.          Releases.

(a)           (i)  If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) or any Going Out of Business Sale, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the ABL Documents (or consented to by the requisite ABL Lenders) or by the Note Documents (or consented to by the requisite Noteholders), irrespective of whether an ABL Default has occurred and is continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, on the Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.  The Notes Agent, on behalf of the Note Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request in writing to effectively confirm such release.

(ii)           If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)), or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the Note Documents (or consented to by the requisite Noteholders) or by the ABL Documents (or consented to by the requisite ABL Lenders), irrespective of whether a Note Default has occurred and is continuing, the Notes Agent, on behalf of any of the Note Claimholders, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on the Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further that, to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce Note Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.  The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to the Notes Agent or such Grantor such termination statements, releases and other documents as the Notes Agent or such Grantor may request to effectively confirm such release.

(b)           Until the Discharge of ABL Obligations and Discharge of Note Obligations shall occur, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c)           Until the Discharge of ABL Obligations and Discharge of Note Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for the benefit of the ABL Claimholders or Note Claimholders, as applicable.

5.2.          Insurance.

(a)           Unless and until the Discharge of ABL Obligations and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, the ABL Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral.  Until the Discharge of ABL Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Note Security Documents, to the Notes Agent for the benefit of the Note Claimholders to the extent required under the Note Security Documents and then, to the extent no Note Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if the Notes Agent or any Note Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.2.

(b)           Unless and until the Discharge of Note Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Note Documents, (i) the Notes Agent, on behalf of the Note Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the Note Documents shall be paid to the Notes Agent for the benefit of the Note Claimholders pursuant to the terms of the Note Documents and thereafter, if the Discharge of Note Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Notes Agent in accordance with the terms of Section 4.2.

(c)           To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder.

5.3.          Amendments to ABL Loan Documents and Note Documents; Refinancing.

(a)           Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement.  The ABL Obligations may be Refinanced without notice to, or the consent of, the Notes Agent or the Note Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the Note Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders and without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Note Documents or the ABL Loan Documents, each as in effect on the date hereof (or, if less restrictive to the Issuers, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the Notes Agent and the Note Claimholders or the ABL Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided.  For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Note Obligations.

(b)           Subject to Sections 5.3(c) and 5.3(d), the ABL Agent and the Notes Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and Note Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c)           Without the consent of the Notes Agent, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is not permitted by the Indenture as in effect on the date hereof (or, if less restrictive to the ABL Claimholders, on the date of such amendment or modification).

(d)           Without the consent of the ABL Agent, the Notes Agent and the Note Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Note Documents, whether in a Refinancing or otherwise, that is not permitted by the ABL Credit Agreement as in effect on the date hereof (or, if less restrictive to the Note Claimholders, on the date of such amendment or modification).

(e)          So long as the Discharge of ABL Obligations has not occurred, the Notes Agent agrees that each applicable Note Security Document that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the ABL Agent):  “Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as Trustee, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement dated as of October 9, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as the ABL Agent, U.S. Bank National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(f)            So long as the Discharge of Note Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the Note Agent):  “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of October 9, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent, as ABL Agent, U.S. Bank National Association, as Trustee and as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4.         Bailees for Perfection.

(a)           Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities Accounts and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Notes Agent, the collateral agent for the Note Claimholders under the Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Note Documents, respectively, subject to the terms and conditions of this Section 5.4.  The Notes Agent and the Note Claimholders hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Issuers and the Company Subsidiaries.  The ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Notes Agent and the other Note Claimholders under each Account Agreement and that any Proceeds received by the ABL Agent under any Account Agreement shall be applied in accordance with Article IV.  In furtherance of the foregoing, each Grantor hereby grants (x) a security interest in the Pledged Collateral to the Notes

Agent for the benefit of the ABL Claimholders and (y) a security interest in the Pledged Collateral (other than securities of the Issuers or the Company Subsidiaries to the extent such security interest would require the filing of financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended) to the ABL Agent for the benefit of the Note Claimholders.

(b)           Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Claimholder, or to any other Note Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4.  The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of Note Obligations, as applicable, as provided in paragraph (d) below.

(c)           Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other Note Claimholder.

(d)           Upon the Discharge of ABL Obligations or the Discharge of Note Obligations, as applicable, the Agent under the ABL Credit Agreement or Note Agreement, as applicable, that has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of Note Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law.  Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.  Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

(e)           Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral, as if the Liens of the Notes Agent on behalf of the Note Claimholders did not exist, and (ii) so long as the Discharge of Note Obligations has not occurred, the Notes Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Note Documents, but only to the extent that such Collateral constitutes Notes Priority Collateral, as if the Liens of the ABL Agent on behalf of the ABL Claimholders did not exist.

VI.
INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1.         Finance and Sale Issues.  The Notes Agent, on behalf of the Note Claimholders, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on ABL Priority Collateral, then any Note Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or DIP Financing (including, except as expressly provided below, that the Note Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or DIP Financing meets the following requirements:  (i) the Notes Agent and the other Note Claimholders retain a Lien on the Collateral and, with respect to the Notes Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Agent is granted adequate protection in the form of a Lien, the Notes Agent is permitted to seek a Lien (without objection from the ABL Agent or any ABL Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to ABL Priority Collateral, such Lien is junior to the Liens securing such DIP Financing and any other Liens in favor of the ABL Agent), (iii) the terms of the Cash Collateral use or the DIP Financing require that any Lien on the Notes Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Notes Agent securing the Note Obligations with respect thereto and (iv) the terms of such DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement.  The Notes Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the DIP Financing rank junior to the Liens securing the ABL Obligations, the Notes Agent shall be required to subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing.  The Notes Agent, on behalf of itself and the Note Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing to the extent that the Notes Agent or any Note Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Agent.  The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that no such Persons shall provide to such Grantor any DIP Financing to the extent that the ABL Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with the Liens of the Notes Agent.

6.2.         Relief from the Automatic Stay.

(a)           Until the Discharge of ABL Obligations, the Notes Agent, on behalf of the other Note Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent (given or not given in its sole and absolute discretion), unless (i) the ABL Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such ABL Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the Notes Agent, must be filed for the purpose of preserving the Notes Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Note Claimholders shall otherwise remain subject to the restrictions in Section 3.1 following the granting of any such relief from the automatic stay.

(b)           Until the Discharge of Note Obligations has occurred, the ABL Agent, on behalf of the other ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.3 and 3.4), without the prior written consent of the Notes Agent (given or not given in its sole and absolute discretion), unless (i) the Notes Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Notes Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the ABL Agent, must be filed for the purpose of preserving the ABL Agent’s ability to receive residual distributions pursuant to Section 4.1, although the ABL Agent shall otherwise remain subject to the restrictions in Section 3.2 following the granting of any such relief from the automatic stay.

6.3.         Adequate Protection.

(a)           The Notes Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i)       any request by the ABL Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral; or

(ii)      any request by the ABL Agent or the other ABL Claimholders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Notes Priority Collateral); or

(iii)     any objection by the ABL Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on the ABL Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b)           The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other

Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i)            any request by the Notes Agent or the other Note Claimholders for relief from the automatic stay with respect to the Notes Priority Collateral; or

(ii)           any request by the Notes Agent or the Note Claimholders for adequate protection with respect to the Notes Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or

(iii)          any objection by the Notes Agent or the Note Claimholders to any motion, relief, action or proceeding based on the Notes Agent or the Note Claimholders claiming a lack of adequate protection with respect to the Notes Priority Collateral.

(c)           Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i)            no Note Claimholder shall be entitled (and each Note Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion); provided, however, subject to Section 6.1, Note Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Claimholders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such Collateral on the same basis as the other Liens of the Notes Agent on ABL Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Agent in its sole and absolute discretion)

(ii) no ABL Claimholder shall be entitled (and each ABL Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1)           to seek or otherwise be granted any type of adequate protection in respect of Notes Priority Collateral except as may be consented to in writing by the Notes Agent in its sole and absolute discretion; provided, however, ABL Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the Note Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Notes Priority Collateral (and on any Collateral granted as adequate protection for the Note Claimholders in respect of their interest in such Notes Priority Collateral) is subordinated to the Liens of the Notes Agent in such Collateral on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Notes Priority Collateral (except as may be consented to in writing by the Notes Agent in its sole and absolute discretion)

(d)           With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Notes Agent or the Note Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4.         Avoidance Issues.  If any ABL Claimholder or Note Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Note Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Note Claimholders shall be entitled to a reinstatement of ABL Obligations or the Note Obligations, as applicable, with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5.         Reorganization Securities.  Subject to the ability of the ABL Claimholders and the Note Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

6.6.         Post-Petition Interest.

(a)           Neither the Notes Agent nor any Note Claimholder shall oppose or seek to challenge:

(i) any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Notes Agent on behalf of the Note Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(a)(i);

or

(iii) the payment of such interest and fees allowed in accordance with Section

6.6(a)(i) solely from Proceeds of ABL Priority Collateral;

provided that nothing contained in this Section 6.6(a) prohibits the Notes Agent on behalf of the Note Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding if such Notes Priority Collateral is the source of payment of post-petition expenses payable to the ABL Agent or any ABL Claimholder.

(b) Neither the ABL Agent nor any other ABL Claimholder shall oppose or seek to challenge:

(i) any claim by the Notes Agent or any Note Claimholder for allowance in any Insolvency or Liquidation Proceeding of Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Notes Priority Collateral securing any Note Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(b)(i);

or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(b)(i) solely from Proceeds of Notes Priority Collateral provided that nothing contained in this Section 6.6(b) prohibits the ABL Agent on behalf of the ABL Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition expenses payable to the Notes Agent or any Note Claimholder.

6.7.         Separate Grants of Security and Separate Classification.  The Notes Agent, on behalf of the Note Claimholders, and the ABL Agent on behalf of the ABL Claimholders, acknowledge and intend that:  the grants of Liens pursuant to the ABL Security Documents and the Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Note Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of

Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Note Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL Claimholders or the Note Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of priority Collateral for each of the ABL Claimholders and the Note Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.8.         Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a)           Without limiting the ABL Agent’s and the ABL Claimholders’ rights under Section 3.1(b), neither the Notes Agent nor any other Note Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Claimholders, and the Notes Agent and each other Note Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.

(b)           Without limiting the Notes Agent’s and the Note Claimholders’ rights under Section 3.2(b), neither the ABL Agent nor any other ABL Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Notes Priority Collateral that is supported by the Note Claimholders and made subject to Section 3.3(d), and the ABL Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Notes Priority Collateral supported by the Note Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Note Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition.

VII.
RELIANCE; WAIVERS; ETC.

7.1.         Reliance.  Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf of the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Notes Agent or any Note Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement.  The Notes Agent, on behalf of the Note Claimholders, acknowledges that it and the other Note Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Note Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Note Documents or this Agreement.

7.2.         No Warranties or Liability.  The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the Notes Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided in this Agreement, the Notes Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Notes Agent, on behalf the Note Claimholders, acknowledges and agrees that the ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Notes Agent and the Note Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the other ABL Claimholders shall have no duty to the Notes Agent or any of the other Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the Note Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.         No Waiver of Lien Priorities.

(a)           No right of the Agents, the other ABL Claimholders or the other Note Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholders or Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Note Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or Note Claimholders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and Note Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the other ABL Claimholders and the other Note Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholder or the Note Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i)       change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Note Documents;

(ii)      sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii)     settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv)     exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4.         Obligations Unconditional.  All rights, interests, agreements and obligations of the ABL Claimholders and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any ABL Loan Documents or any Note Documents;

(b)           except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Note Document;

(c)           except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Note Obligations or any guaranty thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Notes Agent, the Note Obligations or any Note Claimholder in respect of this Agreement.

VIII.
MISCELLANEOUS.

8.1.         Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Note Document, the provisions of this Agreement shall govern and control.

8.2.         Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon.  Each of the Agents, on behalf the ABL Claimholders or the Note Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the Note Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)                              with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date of the Discharge of ABL Obligations, subject to the rights of the ABL Claimholders under Section 6.4; and

(b)                                 with respect to the Notes Agent, the Note Claimholders and the Note Obligations, the date of the Discharge of Note Obligations, subject to the rights of the Note Claimholders under Section 6.4.

8.3.                            Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Notes Agent or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4.                            Information Concerning Financial Condition of the Issuers and Their Subsidiaries.  The ABL Agent and the ABL Claimholders, on the one hand, and the Notes Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuers and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Note Obligations.  Neither the ABL Claimholders, on the one hand, nor the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that either the ABL Agent or any of the other ABL Claimholders, on the one hand, or the Notes Agent or any of the other Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.                            Subrogation.

(a)                                  With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders actually pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the Note Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that the Notes Agent, on behalf of the Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred.  The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Note Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the Note Obligations.  Notwithstanding the foregoing provisions of this Section 8.5(a), none of the Note Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Note Claimholders.

(b)                                 With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over to the Note Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the Note Claimholders; provided, however, that the ABL Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Note Obligations has occurred.  The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the Note Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations.  Notwithstanding the foregoing provisions of this Section 8.5(b), none of the ABL Claimholders shall have any claim against any of the Note Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.

8.6.                            SUBMISSION TO JURISDICTION; WAIVERS.

(a)                                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE NOTE CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:

(1)                                AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE NOTES AGENT AND THE ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE ISSUERS OR ANY OF THE COMPANY SUBSIDIARIES, THE ISSUERS AND THE COMPANY SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE NOTE CLAIMHOLDERS (OTHER THAN THE NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2.

(2)                                ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3)                                WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4)                                AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(5)                                AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                 WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7.                            Notices.  All notices permitted or required under this Agreement need be sent only to the Notes Agent and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder.  If any notice is sent for whatever reason to the other Note Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8.                            Further Assurances.  The ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Note Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments

(in recordable form, if requested) as the ABL Agent or the Notes Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9.                            APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10.                      Specific Performance.  Each of the ABL Agent and the Notes Agent may demand specific performance of this Agreement.  The ABL Agent, on behalf of itself and the ABL Claimholders, and the Notes Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Notes Agent or the other Note Claimholders, as applicable.  Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

8.11.                      Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12.                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

8.13.                      Authorization.  By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement.  The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement.  The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

8.14.                      No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other Note Claimholders and their respective successors and assigns.  Without limiting the generality of the foregoing, each of the Indenture, each Additional Pari Passu Notes Agreement and the amendments to ABL Security Documents shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the Notes Agent, and the other Note Claimholders (and their respective successors and assigns) and on the ABL Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other Note Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement, the Indenture and each Additional Pari Passu Notes Agreement.

8.15.                      Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the Note Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Notes Agent and the other Note Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other Note Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

8.16.                      Marshalling of Assets.  The Notes Agent, on behalf of the Note Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Note Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens.  The ABL Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Notes Agent’s Liens.

8.17.                      Exclusive Means of Exercising Rights under this Agreement.  The Note Claimholders shall be deemed to have irrevocably appointed the Notes Agent, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder.  Consistent with such appointment, the Note Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) ABL Claimholders holding obligations in respect to Bank Products or Obligations in respect of Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the ABL Loan Documents (including any relating to Bank Products or Hedging Agreements) and any such individual ABL Claimholder may act against such Collateral, and (iii) ABL Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them.  Specifically, but without limiting the generality of the foregoing, each Noteholder or group of Noteholders, and each ABL Lender or group of ABL Lenders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or otherwise in relation to the Collateral, except solely as provided in the proviso in the preceding sentence.

8.18.                      Interpretation.  This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent, the Issuers, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the Note Claimholders (in the case of the Notes Agent) and the ABL Claimholders (in the case of the ABL Claimholders).  Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

8.19.                      Capacity of Notes Agent.  U.S. Bank National Association is entering into this Agreement solely in its capacity as Trustee and Collateral Agent under the Indenture and the rights, powers, privileges and protections afforded to the Trustee and Collateral Agent under the Indenture shall also apply to U.S. Bank National Association as the Notes Agent hereunder.  The Note Claimholders have expressly authorized and instructed the Notes Agent to execute and deliver this Agreement.

8.20.                      Termination.  This Agreement shall terminate and be of no further force and effect upon the Discharge of the ABL Obligations or upon the Discharge of the Note Obligations, subject to the rights of the ABL Lenders and the Noteholders, as applicable, under Section 6.4.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

Bank of America, N.A., as ABL Agent

By:	/s/ Roger Malouf
	Name:	Roger Malouf
	Title:	Vice President

Notice Address:

Bank of America, N.A. 100 Federal Street MA5-100-09-09 Boston, MA 02110 Attn: James Ward

INTERCREDITOR AGREEMENT

Notes Agent:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Indenture and Collateral Agent under the Note Documents, as Notes Agent

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

Notice Address:

U.S. Bank National Association 100 Wall Street - Suite 1600 New York, New York 10005 Attn: Beverly A. Freeney, Vice President & Account Manager

INTERCREDITOR AGREEMENT

Acknowledged and Agreed to by:

Issuers:

TOPS HOLDING CORPORATION

By:	/s/ Eric J. Kanter
	Name:	Eric J. Kanter
	Title:	Vice President

TOPS MARKETS, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

Notice Address:

Tops Holding Corporation P.O. Box 1027 Buffalo, New York 14240-1027 Attn: Kevin Darrington

INTERCREDITOR AGREEMENT

Company Subsidiaries:

ARP BRADFORD LLC

By:	Tops Markets, LLC, its sole member

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

BATH LLC

By:	Tops Markets, LLC, its sole member

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

TOPS GIFT CARD COMPANY, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	President

INTERCREDITOR AGREEMENT